Exhibit 10.6

EXAR CORPORATION

2014 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [______________] by and between Exar Corporation, a Delaware corporation (the “Company”), and [____________] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Exar Corporation 2014 Equity Incentive Plan (the “Plan”), the Company has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of performance stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant. Subject to the terms of this Agreement, the Company hereby grants to the Participant an Award with respect to an aggregate of [_________] performance stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable based on the achievement of the performance goals established by the Administrator and set forth on Exhibit A attached hereto for the “Performance Period” identified therein. The number of Stock Units that vest and become payable under this Agreement shall be determined based on the level of results or achievement of targets for the performance goals set forth on Exhibit A. Any Stock Units subject to the Award that do not vest in accordance with Exhibit A shall terminate.

4.     Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

5.     Dividend and Voting Rights.

(a)          Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)          Dividend Equivalent Rights. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.     Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units. As soon as administratively practical following the Performance Period, the Administrator shall determine the number of Stock Units (if any) that have vested pursuant to Section 3. On or as soon as practicable after the date of such determination (and in all events within two and one-half (2 1/2) months after the end of the Performance Period), or in the case of accelerated vesting of the Award pursuant to Section 7 of the Plan, as soon as administratively practicable after (and in all events within two and one-half (2 1/2) months after) the date of such acceleration event, the Company shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to such vesting date pursuant to Section 8. The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.     Effect of Termination of Employment. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Company or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment with the Company or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9.     Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b). Furthermore, the Administrator shall adjust the performance measures and performance goals referenced in Section 3 hereof to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Company’s earnings, or (4) any other similar special circumstances.

10.     Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.     Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.     Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.     Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.     Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.     Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Agreement shall be construed and interpreted consistent with that intent.

19.     Clawback Policy. The Stock Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

20.     No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

EXAR CORPORATION, a Delaware corporation By:__________________________________ Print Name:___________________________ Its:__________________________________	PARTICIPANT ___________________________________ Signature ____________________________________ Print Name

EXHIBIT A

PERFORMANCE-BASED VESTING REQUIREMENTS

Subject to Sections 8 and 9 of this Agreement, the number of Stock Units subject to the Award that vest and become non-forfeitable shall be determined as provided in this Exhibit A.

[AOP Revenue. If Exar Corporation meets or exceeds its Fiscal Year 2010 revenue target as defined in the Annual Operating Plan (AOP), then the Stock Units subject to the Award shall vest as follows:

Date	Shares Vesting
7/1/10	33 1/3% of award
7/1/11	33 1/3% of award
7/1/12	33 1/3% of award

If the Fiscal Year 2010 revenue targets are not met, then all Stock Units subject to the Award shall terminate effective June 30, 2010.] [Performance vesting requirements to be established and set forth in this exhibit A at the time of grant of the award.]

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